      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.


                                     WARRANT
                      TO PURCHASE SHARES OF COMMON STOCK OF
                                   FAFCO, INC.


      THIS CERTIFIES that, for value received ____________________________ ("_______________"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to purchase from FAFCO, Inc., a California corporation (the "Company"), that number of fully paid and nonassessable shares of the Company's Common Stock at the purchase price per share as set forth in Section 1 below ("Exercise Price"). The number of shares and Exercise Price are subject to adjustment as provided in Section 10 hereof.

      1.    Number of Shares; Exercise Price; Term.

      (a) Subject to adjustments as provided herein, this Warrant is exercisable at an Exercise Price of $0.125 per share.

      (b) Subject to adjustment as provided below, this Warrant shall be exercisable for up to _______ shares of the Company's Common Stock (the "Shares").

      (c) This Warrant shall be exercisable during the term commencing on the date hereof and ending on the earliest of (i) the fifth anniversary of the issuance date of this Warrant, (ii) the closing of a sale of all or substantially all assets of the Company or a merger, consolidation or other business combination transaction as a result of which the holders of capital immediately prior to such transaction hold less than 50% of the aggregate voting securities of the surviving entity (a "Change of Control Transaction").

      2. Title to Warrant. This Warrant and all rights hereunder are transferable, in whole or in part, but only with the prior written consent of the Company. Transfers shall occur at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

      3. Exercise or Conversion of Warrant. (a) The purchase and conversion rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time, or from time to time, during the term hereof as described in Section l above, by the surrender of this Warrant and the Notice of Exercise and Investment Representation Statement annexed hereto duly completed and executed on behalf of the holder hereof, at the office of the Company in Chico, California (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and subject to Section 4 hereof, upon payment of the purchase price, the holder of this Warrant shall be entitled to receive a certificate for the number of shares so purchased and, if this Warrant is exercised in part, an amended Warrant for the unexercised portion of this Warrant. (b) Notwithstanding any provisions herein to the contrary, if the Fair Market Value (as hereinafter defined) is greater than the Exercise Price (at the date of calculation, as set forth below), in lieu of exercising this Warrant as hereinabove permitted, the Holder may elect to convert this Warrant into shares of Common Stock equal to the value (as determined below) of this Warrant by surrender of this Warrant for conversion at the office of the Company referred to in paragraph (a) above, together with the Notice of Exercise or Conversion, in which event the Company shall issue to the Holder that number of shares of Common Stock computed using the following formula:

                               CS = WCS x (FMV-EP)
                                    --------------
                                       FMV

Where

      CS equals the number of shares of Common Stock to be issued to the Holder

      WCS equals the number of shares of Common Stock purchasable under the Warrant

      FMV equals the current fair market value of one share of Common Stock (at the date of such calculation)

      EP equals the Exercise Price (as adjusted to the date of such calculation).

      For the purpose of any computation pursuant to this Section 3, the Fair Market Value at any date of one share of Common Stock shall as determined in good faith by the Board of Directors of the Company

            (c) The Company agrees that, upon exercise or conversion of this Warrant in accordance with the terms hereof, the shares so acquired shall be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised. Certificates for shares purchased hereunder shall be issued by the Company promptly and in no event later than twenty-one (21) days after the date of exercise or conversion, and, on partial exercise or conversion of this Warrant, an amended Warrant for the unexercised or uncovered portion of this Warrant shall be delivered to the holder hereof as promptly as practicable after the date on which this Warrant shall have been exercised or conversion. All other terms and conditions of such amended Warrant shall be identical to those contained herein.

      The Company covenants that all shares which may be issued upon the exercise or conversion of this Warrant will, upon exercise of the rights represented by this Warrant or conversion of the aggregate Exercise Price, if applicable be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

      4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise or conversion of this Warrant. In lieu of any fractional share to which such holder would otherwise be entitled, such holder shall be entitled, at its option, to receive either (i) a cash payment equal to the excess of fair market value for such fractional share above the Exercise Price for such fractional share (as mutually determined by the Company and the holder) or (ii) a whole share if the holder tenders the Exercise Price for one whole share.

      5. Charges, Taxes and Expenses. Issuance of certificates for shares upon the exercise or conversion of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant (with the prior written consent of the Company); provided, however, that in the event certificates for shares are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise or conversion shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof and the Notice of Exercise duly completed and executed and stating in whose name and certificates are to be issued; and provided further, that such assignment shall be subject to applicable laws and regulations. Upon any transfer involved in the issuance or delivery of any certificates for shares of the Company's securities, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

      6. No Rights as Shareholders. This Warrant does not entitle the holder hereof to any voting rights, dividend rights or other rights as a shareholder of the Company prior to the exercise hereof.

      7. Exchange and Registry of Warrant. The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

      8. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

      9. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

      10. Adjustments and Termination of Rights. The purchase price per share and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

            (a) Merger. If at any time there shall be a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation (other than a Change of Control Transaction resulting in the expiration of this Warrant), then, as a part of such merger or consolidation, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such merger or consolidation, to which a holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder after the merger or consolidation.

            (b) Reclassification, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

            (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

            (d) Adjustment of Number of Shares. Upon each adjustment in the Exercise Price pursuant to 10(c) above, the number of shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Exercise Price immediately after such adjustment.

      11. Notice of Adjustments; Notices. Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 10 hereof, the Company shall issue a certificate signed by its an executive officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant.

      12. "Market Stand-off" Agreement. The Holder agrees, if requested by the Company or an underwriter of such registered public offering, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such holder during a period of up to 90 days following the effective date of any registration statement of the Company filed under the Securities Act in connection with an underwritten offering of Common Stock of the Company. Such agreement shall be in writing in the form satisfactory to the Company and such underwriter, and may be included in the underwriting agreement. The Company may impose stock-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

      13.   Miscellaneous.

            (a) Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of California and for all purposes shall be construed in accordance with and governed by the laws of said state, without giving effect to the conflict of laws principles.

            (b) Restrictions. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

            (c) Attorney's Fees. In any litigation, arbitration or court proceeding between the Company and the holder relating hereto, the prevailing party shall be entitled to reasonable attorneys' fees and expenses incurred in enforcing this Warrant.

            (d) Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the then holders of Warrants exercisable for a majority of the shares of the Company's Common Stock then issuable upon exercise of all outstanding unexercised Warrants sold pursuant to the Purchase Agreement.

            (e) Notice. Any notice required or permitted hereunder shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by certified mail, postage prepaid and addressed to the party to be notified at the address indicated below for such party, or at such other address as such other party may designate by ten-day advance written notice.

      IN WITNESS WHEREOF, FAFCO, Inc. has caused this Warrant to be executed by its officer thereunto duly authorized.


Dated:                     , 200
      --------------------      --

                                        FAFCO, INC.
                                        435 Otterson Drive
                                        Chico, California 95428-8207



                                        By:
                                           ---------------------------------
                                        Alex N. Watt, Chief Financial Officer

AGREED AND ACCEPTED:


------------------------------


------------------------------
Street Address



------------------------------
City,  State,   Zip Code

                               NOTICE OF EXERCISE


To:   FAFCO, Inc.

      1. The undersigned hereby elects to purchase _______ shares of Common Stock ("Stock") of FAFCO, Inc. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price and any transfer taxes payable pursuant to the terms of the Warrant, together with an Investment Representation Statement in form attached.

      2. The undersigned hereby elects to acquire ________ shares of Stock, upon conversion of the attached Warrant pursuant to Section 3(b) thereof, and hereby surrenders __________shares of Common Stock subject to the Warrant, together with an Investment Representation Statement in form and substance satisfactory to legal counsel to the Company.

                  [STRIKE PARAGRAPH ABOVE WHICH DOES NOT APPLY]

      3. The shares of Stock to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Stock. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Stock.

      4. The undersigned understands that the shares of Stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

      5. The undersigned understands the instruments evidencing the Stock may bear one or all of the following legends:

            (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT

            SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

            (b)   Any legend required by applicable state law.

      6. Please issue a certificate or certificates representing said shares of Stock in the name of the undersigned:


                                        --------------------------
                                                 [Name]

      7. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned:


                                        --------------------------
                                                 [Name]


            --------------------        --------------------------
            [Date]                               [Signature]

                                 ASSIGNMENT FORM

            (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

      FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

------------------------------------------------------------
                                 (Please Print)

whose address is
                 -------------------------------------------
                                 (Please Print)





                                     Dated:                   , 200  .
                                           -----------------       --



          Holder's Signature:
                             -------------------------------

             Holder's Address:
                              ------------------------------

                              ------------------------------





Signature Guaranteed:
                      --------------------------------





NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                       INVESTMENT REPRESENTATION STATEMENT


PURCHASER   :

COMPANY     :  FAFCO, Inc.

SECURITIES  :   Common Stock

DATE        :


      In connection with the purchase of the above-listed Securities, the undersigned, the Purchaser represents to the Company the following:

            (a) The undersigned is sufficiently aware of the Company's business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Securities. The undersigned is purchasing these Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

            (b) The undersigned understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein. In this connection, the undersigned understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if its representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

            (c) The undersigned further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available (such as Rule 144 under the Securities Act). Moreover, the undersigned understands that the Company is under no obligation to register the Securities. In addition, the undersigned understands that the certificate evidencing the Securities may be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

            (d) The undersigned is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (1) The availability of certain public information about the Company; (2) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934 (the "Exchange Act") and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable. There can be no assurances that the requirements of Rule 144 will be met, or that the Securities will ever be saleable.

            (e) The undersigned further understands that at the time the undersigned wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the undersigned would be precluded from selling the Securities under Rule 144 even if the two-year minimum holding period had been satisfied.

            (f) The undersigned further understands that in the event all of the applicable requirements of Rule 144 are not satisfied registration under the Securities Act, compliance with Regulation A, compliance with some other registration exemption or the notification to the Company of the proposed disposition by it and the furnishing to the Company of (i) detailed information regarding the disposition, and (ii) and opinion of its counsel to the effect that such disposition will not require registration (the undersigned understands such counsel's opinion shall concur with the opinion by counsel for the Company and the undersigned shall have been informed of such compliance) will be required and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.


                                        Signature of Purchaser:


                                        By:
                                           -----------------------------------


                                        Title:
                                              --------------------------



                                       -2-